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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by
       Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[X]    Soliciting Material Pursuant to Rule 14a-12

                            EL PASO CORPORATION
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              (Name of Registrant as Specified in its Charter)

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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


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EL PASO CORPORATION ANNOUNCES IT HAS EXCEEDED FIFTY PERCENT OF ITS 2003
NON-CORE ASSET SALES GOAL

HOUSTON, TEXAS, MARCH 27, 2003--El Paso Corporation (NYSE:EP) today announced that it has completed or signed additional asset sales that result in transactions totaling over $1.7 billion since January 1 of this year. This total represents more than 50 percent of the company's asset sales goal of $3.4 billion for calendar year 2003.

     o The company announced the sale of its asphalt business to Trigeant EP, Ltd. for an estimated purchase price of $63 million, including approximately $28 million for the business's inventory. The consideration includes a $23 million secured note, with the balance in cash at closing. The transaction involves the sale of an asphalt refinery in Alabama, terminaling facilities, and associated sales and marketing divisions, plus assumption of certain Kansas Asphalt operations under a long-term lease. El Paso acquired the Asphalt business through its merger with The Coastal Corporation in 2001.

     o El Paso sold its 17.8-percent interest in the ECK Generating project and affiliated businesses to a Swiss energy company. The project, located near Prague, Czech Republic, is a 343-megawatt power generating station that provides approximately 3 percent of the country's total electricity demand. Financial terms were not disclosed.

     o El Paso completed the sale of its remaining 2.1-percent equity interest in the Alliance Pipeline to affiliates of Enbridge Inc. (NYSE:ENB) and Fort Chicago Energy Partners L.P. (TSX:FCE.UN) for $24.4 million. In November 2002, Fort Chicago and Enbridge acquired the majority of El Paso's interests in the Alliance Pipeline and all of El Paso's interest in the Aux Sable natural gas liquids plant and Alliance Canada Marketing.

     o El Paso also closed the sale of its Drumheller, Alberta area oil and natural gas assets, production facilities, gas plants and undeveloped lands to Canadian Superior Energy Inc. for $36.1 million.

These asset sales support El Paso's previously announced 2003 five-point business plan, which includes exiting non-core businesses quickly but prudently and strengthening and simplifying the balance sheet while maximizing liquidity.

El Paso Corporation is the leading provider of natural gas services and the largest pipeline company in North America. The company has core businesses in pipelines, production, midstream services, and power. El Paso Corporation, rich in assets and fully integrated across the natural gas value chain, is committed to developing new supplies and technologies to deliver energy. For more information, visit www.elpaso.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements and projections, made in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The company has made every reasonable effort to ensure that the information and assumptions on which these statements and projections are based are current, reasonable, and complete. However, a variety of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, including, without limitation, our ability to attract and retain qualified members of the Board of Directors; the successful recruitment and retention of a qualified CEO; the successful implementation of the 2003 operational and financial plan; actions by the credit rating agencies; the successful close of financing transactions; our ability to successfully exit the energy trading business; our ability to divest of certain non-core assets; changes in commodity prices for oil, natural gas, and power; general economic and weather conditions in geographic regions or markets served by El Paso Corporation and its affiliates, or where operations of the company and its affiliates are located; the uncertainties associated with governmental regulation; political and currency risks associated with international operations of the company and its affiliates; inability to realize anticipated synergies and cost savings associated with restructurings and divestitures on a timely basis; difficulty in integration of the operations of previously acquired companies, competition, and other factors described in the company's (and its affiliates') Securities and Exchange Commission filings. While the company makes these statements and projections in good faith, neither the company nor its management can guarantee that anticipated future results will be achieved. Reference must be made to those filings for additional important factors that may affect actual results.

ADDITIONAL IMPORTANT INFORMATION

Prior to its 2003 annual meeting, El Paso will furnish to its shareholders El Paso's definitive proxy statement relating to this meeting, together with a WHITE proxy card. Shareholders are strongly advised to read this proxy statement when it becomes available, as it will contain important information.

Shareholders will be able to obtain El Paso's proxy statement, any amendments or supplements to the proxy statement and any other documents filed by El Paso with the Securities and Exchange Commission for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov. Copies of the proxy statement and any amendments and supplements to the proxy statement will also be available for free at El Paso's Internet Web site at www.elpaso.com or by writing to El Paso Corporation, Investor Relations, PO Box 2511, Houston, TX 77252. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, MacKenzie Partners, Inc. at (800) 322-2885 Toll-Free or by email at proxy@mackenziepartners.com.

To the extent that individual customers, independent industry researchers, financial analysts, or El Paso commissioned research, are quoted herein, it is El Paso's policy to use reasonable efforts to verify the source and accuracy of the quote. El Paso has not, however, sought or obtained the consent of the quoted source to the use of such quote as proxy soliciting material. This document may contain expressions of opinion and belief. Except as otherwise expressly attributed to another individual or entity, these opinions and beliefs are the opinions and beliefs of El Paso.

Information regarding the names, affiliation and interests of individuals who may be deemed participants in the solicitation of proxies of El Paso's shareholders is contained in Schedule 14A filed by El Paso with the Securities and Exchange Commission on February 18, 2003, as amended by a
Schedule 14A filed by El Paso on March 18, 2003.

CONTACTS
Communications and Government Affairs
Norma F. Dunn, Senior Vice President
Office: (713) 420-3750
Fax: (713) 420-3632


Investor Relations
Bruce L. Connery, Vice President
Office:  (713) 420-5855
Fax: (713) 420-4417


Alternate Contacts
Joele Frank/Dan Katcher
Joele Frank, Wilkinson Brimmer Katcher
Office: (212) 355-4449
Fax: (212) 355-4554